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                          VOTING AND EXCHANGE AGREEMENT

         VOTING AND EXCHANGE AGREEMENT, dated as of September 13, 2000 (this "AGREEMENT"), by and among SKM-RD Acquisition Corp., a Delaware corporation (the "PURCHASER"), SKM-RD LLC, a Delaware limited liability company ("PARENT"), and the individuals signatory hereto (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS") of Radiologix, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, the Company, Parent and Purchaser have entered into an Agreement and Plan of Merger, dated as of August 22, 2000, as amended (the "MERGER AGREEMENT"), which provides for, among other things, the merger of Purchaser with and into the Company (the "MERGER"); and

         WHEREAS, as an inducement to Purchaser and Parent to enter into the Merger Agreement and to consummate the Merger and related transactions, Parent and Purchaser have required that the Stockholders execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                I. VOTING

         1.1  VOTING AGREEMENT.  Each Stockholder hereby agrees as follows:

              (a) to appear, or cause the holder of record (the "RECORD HOLDER") on any applicable record date with respect to any shares of common stock of the Company (the "COMPANY COMMON STOCK") Beneficially Owned by such Stockholder on such date (the "SHARES") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered; and

              (b) at any such meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the record holder, in person or by proxy, the Shares held of record or Beneficially Owned by such Stockholder at such time (i) to adopt the Merger Agreement (as amended from time to time) and to approve the transactions contemplated by the Merger Agreement and (ii) against any Alternative Proposal or any other action or agreement in each case that is intended or which may reasonably be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (y) result in any of



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the conditions to the Company's obligations under the Merger Agreement not being fulfilled, or (z) impede, interfere with, delay, postpone or adversely affect the Merger and the transactions contemplated by the Merger Agreement. For purposes of this Agreement, "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         1.2 PROXY. Each Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of the Shares held of record or Beneficially Owned by such Stockholder and constitutes and appoints Purchaser or any nominee of Purchaser, with full power of substitution and resubstitution, at any time during the term of this Agreement, as its true and lawful attorney and proxy (its "PROXY"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of adopting the Merger Agreement and approving the transactions contemplated therein and to vote all of the Shares held of record or Beneficially Owned by such Stockholder as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign such Stockholder's name (as Stockholder) to any consent, certificate or other document relating to the Company that the DGCL may permit or require as provided in Section 1.1.

         1.3 NO OWNERSHIP INTEREST. Except as set forth in Section 1.1 and
Section 1.2, nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholders.

            II.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder severally and not jointly, represents and warrants to Purchaser as follows:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has the capacity to enter into this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

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         2.2 NO CONFLICTS. The execution and delivery of this Agreement by such
Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the performance by such Stockholder of its obligations hereunder will not:

              (a) require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any court, governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY") or any private third party, except for (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), and (B) the filing with the Securities and Exchange Commission (the "COMMISSION") of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

              (b) result in any violation or breach of, or constitute a default (with notice or lapse of time or both) under (or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to, a loss of a material benefit or result in the creation or imposition of a lien under), any of the terms, conditions or provision of any note, lease, mortgage, indenture, license, voting agreement or other instrument or obligation by which such Stockholder or any of its assets may be bound in such a manner as could, individually or in the aggregate, reasonably be expected to materially impair the ability of such Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

              (c) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Stockholder in such a manner as could, individually or in the aggregate, reasonably be expected to materially impair the ability of such Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

         2.3 TITLE TO THE SHARES. As of the date hereof, such Stockholder is the record owner or Beneficial Owner of the number of Shares listed on ANNEX C. The Shares listed opposite the name of such Stockholder on ANNEX C are the only securities of the Company either held of record or Beneficially Owned by such Stockholder. Except as set forth in Section 1.2, each Stockholder represents and warrants that it has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Stockholder. The Shares listed opposite the name of such

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Stockholder on ANNEX C are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and such Stockholder has the exclusive right, power and authority to vote the Shares beneficially owned by it.

         2.4 EVALUATION OF INVESTMENT. Such Stockholder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended and, by virtue of such Stockholder's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and Surviving Corporation, such Stockholder is capable of evaluating the merits and risks of its investment in shares of common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK") contemplated by this Agreement and Merger Agreement and has the capacity to protect such Stockholder's own interests. Such Stockholder acknowledges receipt of a copy of the Merger Agreement. Such Stockholder has reviewed the Merger Agreement and understands and accepts the terms and conditions thereof. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or her own choosing.

                      III.  COVENANTS OF THE STOCKHOLDERS

         3.1 NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder has not and shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by such Stockholder.

         3.2 TRANSFER OF TITLE AND ENCUMBRANCE. Each Stockholder hereby covenants and agrees that such Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or options, warrants or other convertible securities to acquire or purchase Company Common Stock or any other securities or rights convertible into or exchangeable for Company Common Stock, owned either directly or indirectly by such Stockholder or with respect to which such Stockholder has the power of disposition, whether now or hereafter acquired without the prior written consent of Purchaser or Parent. Each Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares inconsistent with the terms of this Section 3.2.

         3.3 EXCHANGE OF SHARES; LOANS. (a) In accordance with Sections 1.6(d) and 1.8 of the Merger Agreement, each Stockholder shall make an election to exchange or convert all of the Shares

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and Company Options held of record or Beneficially Owned by such Stockholder in the manner set forth in ANNEX C.

         (b) In consideration for the agreement of the Stockholder listed in ANNEX D (the "MANAGEMENT STOCKHOLDERS") to enter into this Agreement and to elect to receive cash pursuant to clause (i) of Section 1.8 of the Merger Agreement in exchange for his Company Options as set forth in ANNEX C, if requested by a Management Stockholder, the Company agrees to loan such Management Stockholder on the Closing Date up to the maximum amounts set forth next to such Management Stockholder's name on ANNEX D (the amount actually loaned, with respect to each Management Stockholder, the "LOAN AMOUNT"). Each such loan will be evidenced by a note in the form attached hereto as ANNEX E. Such Management Stockholder agrees to contribute to Parent an aggregate amount equal to the sum of (i) the Loan Amount and (ii) the amount set forth in Annex D under the heading "Cash Reinvestment Amount" in exchange for that number of shares of Surviving Corporation Common Stock equal to the quotient of such sum divided by $7.35 per share.

         3.4 STOCKHOLDERS AGREEMENT. On or prior to the Effective Time, the Stockholders agree to enter into the Stockholders Agreement with the Surviving Corporation, substantially in the form of ANNEX A hereto.

                              IV.  MISCELLANEOUS

         4.1 TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

         4.2 ADDITIONAL SHARES. If, after the date hereof, any Stockholder acquires the right to vote any additional shares of the Company Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Stockholder of record ownership or Beneficial Ownership of such Additional Shares.

         4.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this

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Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Purchaser and each Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Purchaser and such Stockholder with respect to the subject matter hereof.

         4.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

         4.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

         4.7 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by a reputable overnight courier to the parties at the addresses set forth on ANNEX B (or at such other address for a party as shall be specified by like notice).

         4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

         4.9 DEFINITIONS. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         4.10 COUNTERPARTS. The Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

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         4.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns; and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other parties hereto, except that Purchaser may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Voting and Exchange Agreement as of the date first written above.

                                       SKM-RD ACQUISITION CORP.

                                       By: /s/ WILLIAM J. GUMINA
                                           ------------------------------------
                                            William J. Gumina
                                            Vice President

                                       SKM-RD LLC

                                       By:  The SKM Equity Fund III,
                                            L.P., its Managing Member

                                            By:  SKM Partners, L.L.C.,
                                                 its General Partner

                                       BY:  /s/ JOHN F. MEGRUE
                                           ------------------------------------
                                            John F. Megrue, Jr.
                                            Authorized Signatory

                                       COMPANY STOCKHOLDERS

                                       /s/ LESS T. CHAFEN
                                       ----------------------------------------
                                       Less T. Chafen, M.D.

                                       /s/ JOHN W. COLLOTON
                                       ----------------------------------------
                                       John W. Colloton

                                       /s/ PAUL D. FARRELL
                                       ----------------------------------------
                                       Paul D. Farrell

                                       /s/ PAUL M. JOLAS
                                       ----------------------------------------
                                       Paul M. Jolas

                                       /s/ MARK S. MARTIN
                                       ----------------------------------------
                                       Mark S. Martin

                                       /s/ JOHN PAPPAJOHN
                                       ----------------------------------------
                                       John Pappajohn

                                       /s/ DERACE L. SCHAFFER
                                       ----------------------------------------
                                       Derace L. Schaffer, M.D.

                                       /s/ MICHAEL L. SHERMAN
                                       ----------------------------------------
                                       Michael L. Sherman, M.D.

                                       /s/ MARK L. WAGAR
                                       ----------------------------------------
                                       Mark L. Wagar


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